As filed with the Securities and Exchange Commission on July 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1850815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

421 Kipling Street

Palo Alto, CA

(650) 391-9740

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neil Kumar

Chief Executive Officer

BridgeBio Pharma, Inc.

421 Kipling Street

Palo Alto, CA 94301

(650) 391-9740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mitchell S. Bloom

Maggie L. Wong

Goodwin Procter LLP

Three Embarcadero Center, 28th Floor

San Francisco, CA 94111

(415) 733-6000

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	65,121,374	$30.41	$1,980,340,983.34	$257,048.26

(1)

In the event of a stock split, reverse stock split, stock dividend or similar transaction involving the Registrant’s common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on July 24, 2020.

(3)	The registration fee has been calculated and paid pursuant to Rule 457(r) under the Securities Act.

PROSPECTUS

65,121,374 Shares

BridgeBio Pharma, Inc.

Common Stock

This prospectus relates to the offer and resale from time to time by certain affiliates of Viking Global Investors LP, and by KKR Genetic Disorder L.P. and Aisling Capital IV LP, or collectively, the Selling Stockholders, of up to an aggregate of 65,121,374 shares of our common stock. All of the shares are outstanding shares of common stock held by the Selling Stockholders. We will not sell any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the Selling Stockholders.

The Selling Stockholders identified in this prospectus or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of our common stock from time to time through public or private transactions. The shares of our common stock offered by the Selling Stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See the section titled “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their shares of common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BBIO.” On July 24, 2020, the last reported sale price of shares of our common stock on The Nasdaq Global Select Market was $30.25 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process relating to the securities described in this prospectus, which registration statement became automatically effective upon filing.

This prospectus relates to the resale of shares of our common stock held by the Selling Stockholders identified under the section titled “Selling Stockholders.” The shares of our common stock that may be offered by the Selling Stockholders using this prospectus represent shares of our common stock held by the Selling Stockholders. This prospectus provides you with a general description of the securities the Selling Stockholders may offer. When the Selling Stockholders sell shares of our common stock using this prospectus, we or such Selling Stockholders may, if required, provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the most recent applicable prospectus supplement and documents incorporated by reference herein and therein.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or a prospectus supplement.

Neither we nor the Selling Stockholders are offering to sell these securities in any jurisdiction where such offer and sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. Neither this prospectus nor any accompanying prospectus supplement constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus or such accompanying prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus or in an applicable prospectus supplement is accurate only as of their respective dates, and the information in the documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of those documents, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. It is important for you to read and consider all information contained or incorporated by reference in this prospectus or any applicable prospectus supplement in making your investment decision. You should read both this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus and the additional information described under “Where You Can Find More Information” in this prospectus, before investing in our common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “BridgeBio,” the “Company,” “we,” “us” and “our” refer, collectively, to BridgeBio Pharma, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

We use various trademarks and tradenames in our business, including “BridgeBio” and our corporate logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THE COMPANY

The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to “BridgeBio,” the “Company,” “we,” “us,” and “our” refer to BridgeBio Pharma, Inc. and its consolidated subsidiaries.

Overview

We are a team of experienced drug discoverers, developers and innovators working to create life-altering medicines that target well-characterized genetic diseases at their source. We founded BridgeBio in 2015 to identify and advance transformative medicines to treat patients who suffer from Mendelian diseases, which are diseases that arise from defects in a single gene, and cancers with clear genetic drivers. Our pipeline of over 20 development programs includes product candidates ranging from early discovery to late-stage development. Several of our programs target indications that we believe present the potential for our product candidates, if approved, to target portions of market opportunities of at least $1.0 billion in annual sales. We have initiated a rolling new drug application (NDA) submission for one of our product candidates, and have three product candidates in clinical trials that, if positive, we believe could support the filing of an application for marketing authorization.

We began operating as BridgeBio LLC in April 2015. BridgeBio Pharma LLC, or the LLC entity, was formed in March 2016. In June 2017, BridgeBio Pharma LLC merged with BridgeBio LLC, with BridgeBio Pharma LLC being the surviving entity. On May 17, 2019, we formed BridgeBio Pharma, Inc., a Delaware corporation, as a stand-alone entity for the purpose of completing our initial public offering. On June 13, 2019, we formed BridgeBio Pharma Merger Sub LLC, or Merger Sub LLC, a Delaware limited liability company. In connection with our initial public offering and related organizational transactions, Merger Sub LLC was merged with and into the LLC entity, with the LLC entity being the surviving entity and our wholly-owned subsidiary. As part of this merger, the unitholders of the LLC entity exchanged their units in the LLC entity for shares of our common stock. On July 1, 2019, we completed our initial public offering of common stock. See “Description of Common Stock” incorporated by reference in this prospectus for a description of the terms of our common stock.

We have experienced some delays in enrollment of ongoing clinical trials and delay in the start of planned trials due to the global outbreak of SARS-CoV-2, the novel strain of coronavirus that causes Coronavirus disease 19, or COVID-19. The ultimate impacts of COVID-19 on our business are currently unknown. We will continue to actively monitor the situation and may take further precautionary and preemptive actions as may be required by federal, state or local authorities or that we determine are in the best interests of public health and safety and that of our patient community, employees, partners, suppliers and stockholders. We cannot predict the effects that such actions, or the impact of COVID-19 on global business operations and economic conditions, may have on our business or strategy, including the effects on our ongoing and planned clinical development activities and prospects, or on our financial and operating results.

Our principal executive offices are located at 421 Kipling Street, Palo Alto, CA 94301, and our telephone number is (650) 391-0740. Our corporate website address is https://bridgebio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein, you should carefully consider the risks set forth below and the risks described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See the section titled “Where You Can Find Additional Information.”

Future sales of our common stock by the Selling Stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock by the Selling Stockholders in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities or other securities convertible into or exchangeable for equity securities, regardless of whether there is any relationship between such sales and the performance of our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including any prospectus supplement and the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus, including the sections entitled “About this Prospectus” and “Risk Factors,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

the success, cost and timing of our clinical development of our product candidates, including the progress of, and results from, our ongoing and planned Phase 3 clinical trials of BBP-265 and BBP-831, and our ongoing Phase 3 and Phase 2b clinical trials of BBP-009;

•	our ability to initiate, recruit and enroll patients in and conduct our clinical trials at the pace that we project;

•	the timing of our submissions to the U.S. Food and Drug Administration and any review or comments on data that we will need to generate to file our NDAs;

•	our plans to implement certain development strategies;

•	our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations or warnings in the label of any of our product candidates, if approved;

•	our ability to compete with companies currently marketing or engaged in the development of treatments that our product candidates are designed to target;

•	our reliance on third parties to conduct our clinical trials and to manufacture drug substance for use in our clinical trials;

•	the size and growth potential of the markets for our current product candidates and any additional product candidates we may identify and pursue, and our ability to serve those markets;

•	our ability to identify and advance through clinical development any additional product candidates;

•

the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue;

•	our ability to retain and recruit key personnel;

•	our ability to obtain and maintain adequate intellectual property rights;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our estimates of our expenses, ongoing losses, capital requirements and our needs for or ability to obtain additional financing;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012;

•	our financial performance; and

•	developments and projections relating to our competitors or our industry.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, the risks more fully discussed in the “Risk Factors” section in this prospectus, and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the Selling Stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses, as applicable, of one counsel to the Selling Stockholders appointed pursuant to the RRA described under “Selling Stockholders” and our independent registered public accountants.

SELLING STOCKHOLDERS

On June 26, 2019, we entered into a Registration Rights Agreement (the “RRA”) with the Selling Stockholders, pursuant to which the Selling Stockholders have certain rights to include for registration shares of their common stock. This prospectus covers the sale or other disposition by the Selling Stockholders of up to the total number of shares of common stock held by the Selling Stockholders that are subject to the RRA. The Selling Stockholders acquired such shares of common stock pursuant to a series of transactions effected on July 1, 2019 in connection with the completion of our initial public offering, in which the Selling Stockholders were issued shares of our common stock in exchange for outstanding units in BridgeBio Pharma LLC (“BBP LLC”) upon the merger of BridgeBio Pharma Merger Sub LLC, our former wholly-owned subsidiary, with and into BBP LLC. In addition, the Selling Stockholders purchased shares of our common stock in connection with our initial public offering. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the Selling Stockholders, we are referring to the shares held by the Selling Stockholders that are subject to the RRA.

We are registering the above-referenced shares to permit each of the Selling Stockholders to resell or otherwise dispose of the shares listed in the table below in the manner contemplated under “Plan of Distribution” below.

The table below sets forth certain information known to us, based upon written representations from the Selling Stockholders, with respect to the beneficial ownership of our shares of common stock held by the Selling Stockholders as of July 24, 2020. Because the Selling Stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the Selling Stockholders, or the amount or percentage of shares of our common stock that will be held by the Selling Stockholders upon termination of any particular offering. See the section titled “Plan of Distribution.” For purposes of the table below, we assume that the Selling Stockholders will sell all their shares of common stock covered by this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each of the Selling Stockholders has sole voting and investment power with respect to all shares of common stock that it beneficially owns. Unless otherwise described below, to our knowledge, the Selling Stockholders have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the Selling Stockholders, the Selling Stockholders are not broker-dealers or affiliates of a broker-dealer.

Applicable percentage ownership is based on 122,274,170 shares of common stock outstanding as of July 24, 2020.

	Shares Beneficially Owned Before this Offering		Number of Shares Offered	Shares Beneficially Owned After this Offering(4)
Name of Selling Stockholder	Shares	%		Shares	%
Viking Global Entities(1)	26,620,991	21.77	26,620,991	0	*
KKR Genetic Disorder L.P.(2)	34,510,971	28.22	34,510,971	0	*
Aisling Capital IV, LP(3)	3,989,412	3.26	3,989,412	0	*

*	Less than 1%.
(1)

Based upon information set forth in a Schedule 13D jointly filed by Viking Global Investors LP (“VGI”), Viking Global Performance LLC (“VGP”), Viking Global Equities Master Ltd. (“VGEM”), Viking Long Fund GP LLC (“VLFGP”), Viking Long Fund Master Ltd. (“VLFM”), Viking Global Opportunities GP LLC (“Opportunities GP”), Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”),

Viking Global Opportunities Illiquid Investments Sub-Master LP (“Opportunities Fund,” and together with all of the preceding entities, the “Viking Global Entities”), O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, with the SEC on June 27, 2019. The total amount of shares consists of (i) 631,167 shares held by VGEM, (ii) 251,204 shares held by VLFM and (iii) 25,738,620 shares held by the Opportunities Fund. VGEM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, VGP, and by VGI, which provides managerial services to VGEM. VLFM has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, VLFGP, and by VGI, which provides managerial services to VLFM. Opportunities Fund has the authority to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Opportunities Portfolio GP, and by VGI, which provides managerial services to Opportunities Fund. Opportunities GP serves as the sole member of Opportunities Portfolio GP and has the power to direct the vote and disposition of investments held by Opportunities Portfolio GP, which consists of the investments held by Opportunities Fund. O. Andreas Halvorsen, David C. Ott and Rose Shabet, as Executive Committee Members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Opportunities GP have shared authority to dispose of and vote the shares of beneficially owned by VGI, VGP, VLFGP and Opportunities GP. The business address of each of the Viking Global Entities is 55 Railroad Avenue, Greenwich, Connecticut 06830.
(2)

Consists of 34,510,971 shares of common stock directly owned by KKR Genetic Disorder L.P. KKR Genetic Disorder L.P. has identified itself as an affiliate of a broker-dealer and has represented to us that (i) the shares of our common stock shown above as being held by such entity were acquired by it in the ordinary course of business, and (ii) at the time of such acquisition, such entity had no arrangements or understandings, directly or indirectly, with any person to distribute such shares of our common stock. KKR Genetic Disorder GP LLC, as the general partner of KKR Genetic Disorder L.P., KKR Group Partnership L.P., as the sole member of KKR Genetic Disorder GP LLC, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole shareholder of KKR Group Holdings Corp., KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described in this footnote. The principal business address of each of the entities and persons identified in the immediately preceding sentence, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Ali J. Satvat, a member of our Board of Directors, serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P. The principal business address of Mr. Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(3)

Consists of 3,989,412 shares of common stock directly owned by Aisling Capital IV, LP (“Aisling”) and held indirectly by Aisling Capital Partners IV, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners IV LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. The individual managing members (collectively, the “Managers”) of Aisling Partners are Dr. Andrew Schiff and Steve Elms. Aisling GP, Aisling Partners and the Managers share voting and dispositive power over the shares directly held by Aisling. Each of Aisling GP, Aisling Partners and the Managers may be deemed to be the beneficial owner of the securities listed above only to the extent of its pecuniary interest therein. The above information shall not be deemed an admission that any of Aisling GP, Aisling Partners or any of the Managers is the beneficial owner of any securities reported herein in excess of such amount. The address of the principal business offices of each of these entities and individuals is 888 Seventh Avenue, 12th Floor, New York, New York 10106.

(4)

Assumes that the Selling Stockholders dispose of all of their respective shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the Selling Stockholders will sell all or any portion of their respective shares of common stock covered by this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the Selling Stockholders to permit the resale of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or selling commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more other transactions, including transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	an underwritten offering;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon an exemption from registration under the Securities Act, including upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus (as supplemented or amended to reflect such transactions); provided that they meet the criteria and conform to the requirements of such exemptions and provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a further prospectus supplement or an amendment to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date of this prospectus, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or under a supplement or any amendment to this prospectus under an applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement or amendment to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the RRA, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and certain expenses, as applicable, of one counsel to the Selling Stockholders appointed pursuant to the RRA; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any other related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the RRA, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related RRA, or we may be entitled to contribution.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Goodwin Procter LLP, San Francisco, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed without charge through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement, this prospectus on this website.

Those filings are also available to the public on, or accessible through, our website at https://bridgebio.com. Information contained on our website is not incorporated by reference into this prospectus, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 3, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

•	our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 22, 2020;

•

our Current Reports on Form 8-K filed with the SEC on January 7, 2020, February 19, 2020, March  4, 2020, March 6, 2020, March 10, 2020, March 24, 2020, April  29, 2020, June 8, 2020 and June 24, 2020 (in each case, other than information furnished rather than filed); and

•

the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 3, 2020, including any amendments or reports filed for the purpose of updating such description.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: BridgeBio Pharma, Inc., 421 Kipling Street, Palo Alto, CA 94301. Our website is located at https://bridgebio.com. The reference to our website is intended to be an inactive textual reference and, except for the documents incorporated by reference as noted above, the information on, or accessible through, our website is not intended to be part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the securities being registered hereby.

SEC registration fee	$257,048.26
Legal fees and expenses	$45,000.00
Accounting fees and expenses	$15,000.00
Printing and miscellaneous expenses	$7,951.74
Total	$325,000.00

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, pursuant to our amended and restated bylaws, we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have also entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and indemnification agreements that we entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits

Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-38959	3.1	July 3, 2019

3.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-38959	3.2	July 3, 2019

4.1	Specimen Common Stock Certificate.	S-1	333-231759	4.1	June 24, 2019

4.2	Fourth Amended and Restated Limited Liability Company Agreement, dated November 20, 2018, by and among BridgeBio Pharma LLC and its members.	S-1	333-231759	4.2	May 24, 2019

4.3	Form of Registration Rights Agreement, among the Registrant and certain of its shareholders, to be in effect immediately prior to completion of this offering.	S-1	333-231759	4.3	June 24, 2019

5.1	Opinion of Goodwin Procter LLP.	—	—	—	Filed herewith

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	—	—	—	Filed herewith

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto).	—	—	—	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement).	—	—	—	Filed herewith

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the annual reports of the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California, on July 28, 2020.

BridgeBio Pharma, Inc.

By:	/s/ Neil Kumar, Ph.D.
Neil Kumar, Ph.D.
President, Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of BridgeBio Pharma, Inc. (the Company), hereby severally constitute and appoint Neil Kumar, Brian Stephenson and Yi Ching Yau, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Neil Kumar Neil Kumar, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2020

/s/ Brian Stephenson Brian Stephenson, Ph.D., CFA	Chief Financial Officer (Principal Financial Officer)	July 28, 2020

/s/ Yi Ching Yau Yi Ching Yau	Chief Accounting Officer (Principal Accounting Officer)	July 28, 2020

/s/ Eric Aguiar Eric Aguiar, M.D.	Director	July 28, 2020

/s/ Jennifer E. Cook Jennifer E. Cook	Director	July 28, 2020

Signature	Title	Date

/s/ Ronald J. Daniels Ronald J. Daniels	Director	July 28, 2020

/s/ Charles Homcy Charles Homcy, M.D.	Director	July 28, 2020

/s/ Andrew Lo, Ph.D. Andrew Lo, Ph.D.	Director	July 28, 2020

/s/ James C. Momtazee James C. Momtazee	Director	July 28, 2020

/s/ Ali J. Satvat Ali J. Satvat	Director	July 28, 2020

/s/ Brenton Saunders Brenton Saunders	Director	July 28, 2020

/s/ Richard H. Scheller Richard H. Scheller, Ph.D.	Director	July 28, 2020

/s/ Randal W. Scott Randal W. Scott, Ph.D.	Director	July 28, 2020